                                                                   EXHIBIT 10.12


                                CONTRACT OF SALE

                                    BETWEEN

                      DRM THIRTY-THREE REALTY CORPORATION


                                     SELLER

                                      AND

                       RAMCO-GERSHENSON PROPERTIES, L.P.

                                   PURCHASER



                              Dated:  July 7, 1997



                           Shopping Center Premises:

                      Mays Crossing, Stockbridge, Georgia

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
1.  DEFINITIONS..................................................1

2.  SUBJECT OF SALE..............................................4

3.  PURCHASE PRICE...............................................4

4.  "SUBJECT TO" PROVISIONS......................................5

5.  SPACE LEASES.................................................6

6.  LEASING PRACTICE.............................................6

7.  APPORTIONMENTS AND REIMBURSEMENTS............................7

8.  VIOLATIONS..................................................10

9.  PENDING TAX PROCEEDINGS.....................................10

10. "AS-IS".....................................................10

11. BROKER......................................................11

12. DESTRUCTION OR CONDEMNATION.................................11

13. STATUS OF TITLE.............................................12

14. CLOSING.....................................................12

15. NOTICES.....................................................12

16. FRANCHISE TAXES.............................................13

17. TITLE REPORT................................................13

18. NON-PERMITTED TITLE OBJECTIONS..............................13

19. RETURN OF DEPOSIT...........................................15

20. AFFIDAVIT REGARDING JUDGMENTS...............................15

21. ASSIGNMENT OF THIS CONTRACT.................................15


22. DEED TRANSFER TAXES........................................16

23. PURCHASER'S DEFAULT........................................16

24. ESCROW OF DEPOSIT..........................................17

25. REPRESENTATIONS............................................18

26. CLOSING DOCUMENTS..........................................21

27. FURTHER ASSURANCES.........................................23

28. PURCHASER'S DUE DILIGENCE PERIOD...........................24

29. ENTITY CONSENTS; PURCHASER'S REPRESENTATIONS...............25

30. MISCELLANEOUS..............................................26


EXHIBITS AND SCHEDULES:

          Schedule A:  Description of Property
          Schedule B:  Permitted Exceptions
          Schedule C:  Rent Roll
          Schedule D:  Escrowee's Wire Transfer Instructions
          Schedule E:  Existing Mortgage
          Schedule F:  List of Tax Protests
          Exhibit 1: Form of Assignment and Assumption of Space Leases
          Exhibit 2: Form of Tenant Estoppel Certificate
          Exhibit 3: Form of Assignment and Assumption of Service Contracts
          Exhibit 4: Form of Letter of Credit
          Exhibit 5: Form of Title Certification

                 CONTRACT (this "Contract") made this 7th day of July, 1997 by and between DRM THIRTY-THREE REALTY CORPORATION, an Alabama corporation having an address c/o DRA Advisors, Inc., 1180 Avenue of the Americas, New York, New York 10036 ("Seller") and RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership having an address at 27600 Northwestern Highway (Suite 200) Southfield, Michigan 48034 ("Purchaser").

                             W I T N E S S E T H :

                 WHEREAS, upon the terms and conditions hereinafter set forth, Seller agrees to sell and convey fee title to that certain parcel of land described on Schedule A, annexed hereto and made a part hereof, with the buildings and improvements erected thereon (which parcel of land and the improvements erected thereon are herein referred to as the "Property") to Purchaser and Purchaser agrees to purchase the Property.

                 NOW, THEREFORE, the parties agree as follows:

                 1. DEFINITIONS. The terms defined in this Section 1 shall for all purposes of this Contract have the meaning herein specified unless the context requires otherwise.

                     (a) "Additional Deposit" shall have the meaning ascribed to it in Section 3(a).

                     (b) "Affiliates" shall have the meaning ascribed it in Section 25(a)(xii).

                     (c) "Anchor Space Tenant" shall have the meaning ascribed to it in Section 12(b).

                     (d) "Arrears" shall have the meaning ascribed to it in Section 7(a)(i)(A).

                     (e) "Cash Deposit" shall have the meaning ascribed to it in Section 3(a)(i).

                     (f) "Closing" shall have the meaning ascribed to it in Section 14(a).

                     (g) "Closing Date" shall have the meaning ascribed to it in Section 14(a).

                     (h)      "Code" shall have the meaning ascribed to it in
Section 25(a)(vii).

                     (i)      "Deed" shall have the meaning ascribed to it in
Section 22(a).

                     (j) "Deposit" shall have the meaning ascribed to it in Section 3(a).

                     (k)      "ERISA" shall have the meaning ascribed to it in
Section 29(c).

                     (l) "Escrowee" shall have the meaning ascribed to it in Section 3(a).

                     (m) "Estoppel Certificate" shall have the meaning ascribed to it in Section 26(a)(vii).

                     (n) "Estoppel Default" shall have the meaning ascribed to it in Section 26(a)(vii)(B).

                     (o) "Existing Mortgage" shall have the meaning ascribed to it in Section 4(b).

                     (p) "Evaluation Material" shall have the meaning ascribed to it in Section 28(d).

                     (q) "Initial Deposit" shall have the meaning ascribed to it in Section 3(a).

                     (r) "Letter of Credit" shall have the meaning ascribed to it in Section 3(a)(i).

                     (s) "Loan Documents" shall have the meaning ascribed to it in Section 4(a).

                     (t) "Maximum Representation Expense" shall have the meaning ascribed to it in Section 25(e).

                     (u) "Maximum Title Expense" shall have the meaning ascribed to it in Section 18(c).

                     (v) "Mortgage Expenses" shall have the meaning ascribed to it in Section 4(d).

                     (w) "New Space Lease" shall have the meaning ascribed to it in Section 6(a).

                     (x) "Non-Permitted Title Objections" shall have the meaning ascribed to it in Section 18(a).

                     (y)      "Overage Rent" shall have the meaning provided in
Section 7(a)(i)(B).

                     (z) "Permitted Exceptions" shall have the meaning ascribed to it in Section 13.

                     (aa)     "Premises" shall have the meaning ascribed it in
Section 2(b).

                     (ab) "Property" shall have the meaning ascribed to it in the "WHEREAS" paragraph in this Contract.

                     (ac) "Purchase Price" shall have the meaning ascribed to it in Section 3.

                     (ad) "Purchaser's Due Diligence Period" shall have the meaning ascribed to it in Section 28(a).

                     (ae) "Related Parties" shall have the meaning ascribed to it in Section 28(e).

                     (af) "Seller's Certificate" shall have the meaning ascribed to it in Section 26(a)(vii).

                     (ag) "Service Contracts" shall have the meaning ascribed to it in Section 25(a)(iv).

                     (ah) "Space Leases" shall have the meaning ascribed to it in Section 5.

                     (ai) "Space Tenants" shall have the meaning ascribed to it in Section 5.

                     (aj) "Substantial Loss" shall have the meaning ascribed to it in Section 12(b).

                     (ak) "Title Company" shall have the meaning ascribed to it in Section 17.

                     (al) "Transfer Tax" shall have the meaning ascribed to it in Section 22(b).

                     (am) "Violation(s) " shall have the meaning ascribed to it in Section 8.

                 2.  SUBJECT OF SALE.

                     (a) Seller agrees to sell and convey to Purchaser the Premises and Purchaser agrees to purchase from Seller the Premises subject to the terms and conditions contained in this Contract.

                     (b) This sale includes any right, title and interest of Seller in and to: (i) the Property (and any other property adjacent thereto owned by Seller); (ii) any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining the Property, to the center line thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Property by reason of change of grade of any street; and Seller will execute and deliver to the Purchaser at the Closing, or thereafter, on demand, all proper instruments for the conveyance of such title and the assignment and collection of any such award; (iii) trade names, easements, permits, licenses and utility agreements, and other appurtenances appurtenant to the Property, if any; (iv) fixtures, equipment and other personal property attached to and appurtenant to the Property and not owned by the Space Tenants, if any, but no part of the Purchase Price shall be deemed to be paid for such fixtures, equipment or personal property; (v) the Space Leases and the security deposits listed on Schedule C annexed hereto; (vi) all plans and specifications for improvements to the Property in the possession of Seller and any contracts, warranties and guarantees, if any, with regard to the foregoing; and (vii) any mineral rights, waters, water courses and hereditaments belonging to the Property and owned by Seller ((i) through (vii) being referred to collectively as the "Premises").

                 3.  PURCHASE PRICE.

                     The purchase price for the Premises is the sum of Seven Million Eighty-Seven Thousand and 00/100 Dollars ($7,087,000.00), (the "Purchase Price") which shall be paid by Purchaser to Seller as follows:

                     (a)  (i)   Sixty-Six Thousand Six Hundred Sixty-Six and
67/100 Dollars ($66,666.67) (the "Initial Deposit") on the signing of this Contract payable to Tenzer Greenblatt LLP

("Escrowee"), receipt of which is hereby acknowledged by the Escrowee and (ii) Two Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($266,666.67) (the "Additional Deposit") payable to Escrowee on or before September 5, 1997, time being of the essence. The Initial Deposit and the Additional Deposit, to the extent actually paid and received, together with any interest earned thereon is referred to collectively herein as the "Deposit." The Deposit shall include the Cash Deposit or any Letter of Credit or the proceeds therefrom. The Initial Deposit and the Additional Deposit may be paid, at Purchaser's option, by (A) electronic wire transfer in accordance with the instructions set forth on Schedule D attached hereto of immediately available federal funds, or by good certified check of Purchaser or bank teller's check to the order of Escrowee (individually or collectively (the "Cash Deposit") or (B) delivering to Escrowee an irrevocable letter of credit, in the amount of the Initial Deposit and/or the Additional Deposit issued to Escrowee, as beneficiary, by BankBoston, N.A. in the form of Exhibit 4 (individually or collectively, the "Letter of Credit"); and

                     (b) On the Closing Date, Six Million Seven Hundred Fifty-Three Thousand Six Hundred Sixty-Six and 66/100 Dollars ($6,753,666.66) plus the amount of any Letter of Credit constituting a portion of the Deposit, subject to the apportionments set forth in Section 7, by electronic wire transfer of immediately available federal funds pursuant to wiring instructions to be given by Seller to Purchaser prior to the Closing.

                 4.  "SUBJECT TO" PROVISIONS; MORTGAGE.

                     (a) The Premises are sold subject to the exceptions set forth on Schedule B attached hereto.

                     (b) "Existing Mortgage" refers collectively to the mortgage loans described on Schedule E attached hereto. Seller has delivered to Purchaser, and Purchaser acknowledges receipt of, copies of the documents listed on Schedule E evidencing and securing the Existing Mortgage (the "Loan Documents").

                     (c) If on the date then scheduled for the Closing, Seller is unable to pay off the Existing Mortgage by reason of the applicable prepayment requirements, Seller may adjourn the Closing for such time as may be necessary to satisfy such requirements.

                     (d) Purchaser shall, at the Closing, pay all fees and expenses (the "Mortgage Expenses") due (or incurred by Seller) in connection with or arising out of the payoff of the Existing Mortgage (including any prepayment charges).

                 5. SPACE LEASES. With respect to tenancies and occupancies set forth on Schedule C attached hereto and made a part hereof, Purchaser represents that it has examined, or will examine prior to the expiration of Purchaser's Due Diligence Period, all leases and amendments thereto relating to such tenancies and occupancies (which leases and any New Space Leases are collectively referred to herein as the "Space Leases" and the lessees thereunder are herein called "Space Tenants").

                 6.  LEASING PRACTICE.

                     (a) Subject to Section 6(b) below, Seller may continue to lease the Premises in a manner consistent with its past course of business and in a commercially reasonable manner, including, without limitation and in its sole discretion, the termination of existing Space Leases and/or the entering into of new leases or renewals or modifications of existing Spaces Leases (such new space lease, termination, renewal or modification is herein referred to as a "New Space Lease") .

                     (b) (i) Prior to the expiration of Purchaser's Due Diligence Period, Seller shall be permitted to enter into any New Space Lease without the approval of Purchaser, provided Seller promptly notifies Purchaser of the same. (ii) After the expiration of Purchaser's Due Diligence Period provided Purchaser is not in default under this Contract, Seller shall not (A) enter into a New Space Lease covering more than 7,500 square feet of rentable space without obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed or (B) terminate any Space Lease without the prior written consent of Purchaser except in the event of a default by a Space Tenant under a Space Lease. Any New Space Lease which does not require Purchaser's consent shall be arms-length and on then fair market terms and conditions (and shall otherwise be consistent with Seller's customary leasing standards). (iii) Seller and Purchaser shall apportion, at Closing, any tenant improvement expenses or allowances and leasing commissions on account of a New Space Lease based on their respective periods of ownership of the Premises during the term of such New Space Lease.

                     (c)      If Purchaser's consent is required under this
Section 6 for the execution of a New Space Lease, Purchaser agrees to grant or deny its consent in writing (and provide, in reasonable detail, the reasons for any denial) within four (4) business days after request therefor. Purchaser's failure to duly respond to Seller's request within four (4) business days after request therefor shall be deemed a consent to the proposed New Space Lease. If Purchaser's consent is not required, Seller's sole obligation shall be to notify Purchaser prior to entering into any New Space Lease or terminating any Space Lease.

                     (d) (i) Purchaser acknowledges and agrees that no representation has been made and no responsibility has been assumed by Seller with respect to the continued occupancy of the Premises, or any part thereof, by the Space Tenants. Seller does not undertake or guarantee that the Space Tenants will be in occupancy at the Closing. Prior to the Closing, Seller shall have the right, but not the obligation, to enforce its rights against the Space Tenants by summary proceeding or in any other manner. (ii) Notwithstanding the provisions of subsection (d)(i) above, but subject to the provisions of subsection (d)(iii) below, Purchaser shall have the right to cancel this Contract in the event that, on the Closing Date, an Anchor Space Tenant shall have filed a petition in bankruptcy and (A) an order has been executed by the Bankruptcy Court granting such Anchor Space Tenant's application to reject its Space Lease in bankruptcy or (B) fails to assume its Space Lease in bankruptcy. (iii) In the event that, following the date of this Contract any Anchor Space Tenant shall file a petition in bankruptcy, Seller, at Seller's election, shall have the privilege to (C) reinstate such Anchor Space Tenant's Space Lease by entering into a New Space Lease with such Anchor Space Tenant on substantially similar terms and conditions as in such prior Space Lease, or (D) obtain evidence, reasonably satisfactory to Purchaser, that such Anchor Space Tenant has assumed its Space Lease in bankruptcy or (E) procure a substitute tenant for the space covered by the Space Lease in question pursuant to a New Space Lease reasonably acceptable to Purchaser, and for any purpose provided in subparagraphs (C), (D) or (E) Seller shall be entitled to one or more adjournments of the Closing for a period not to exceed one (1) year in the aggregate; provided, however, that Purchaser shall have no obligation to close title if, during such period of adjournment, an event occurs which materially and adversely affects the Premises and such event is not corrected or cured to the reasonable satisfaction of Purchaser.

                 7.  APPORTIONMENTS AND REIMBURSEMENTS.

                     (a) Unless otherwise provided, at the Closing the following are to be reimbursed or apportioned as of 11:59 P.M. on the day preceding the Closing Date based upon the respective party's period of ownership for the item being apportioned. Notwithstanding the foregoing, in the event Seller (or its designee) does not receive the funds to be wired pursuant to Section 3(b) in time for Seller (or its designee) to invest same (or to timely pay off the Existing Mortgage) on the Closing Date, then in such event, the items set forth in this Section 7 shall be apportioned as of 11:59 P.M. on the Closing Date based upon the respective party's period of ownership for the item being apportioned (The reimbursements and apportionments shall be made based upon the actual number of days in the month in which the Closing Date occurs.):

                       (i) Rent and additional rent under any Space Leases for the month of Closing, as and when collected.

                              (A) If on the Closing Date there are any past due
rentals which have been billed to or are due by Space Tenants and not collected (collectively "Arrears") Purchaser and Seller agree that the first moneys received after the Closing by Purchaser or Seller from such Space Tenants shall be applied (i) first to Seller and Purchaser for the month in which the Closing occurred, prorated in accordance with this Section 7, (ii) then to Purchaser toward any then current amounts owed by a Space Tenant to Purchaser and (iii) then to Seller toward the Arrears owed by such Space Tenant. Purchaser and Seller agree to remit promptly to the other the Arrears collected from time to time to which the other is so entitled as hereinbefore provided. Purchaser shall bill Space Tenants in Purchaser's customary manner and use reasonable efforts in pursuing the collection of all Arrears for one (1) year following the date of Closing. Purchaser shall have the right to deduct the greater of the allocable share of Purchaser's reasonable out-of-pocket costs incurred in collecting such Arrears or one (1%) percent of the Arrears collected on
Seller's behalf from amounts otherwise due Seller.   The provisions of this
Section 7(a)(i)(A) shall survive the Closing.

                              (B)  As to any Space Lease(s) that provide for
the payment of additional rent based upon a percentage of the Space Tenant's business during a specified annual or other period, or based upon reimbursement for or payment of real estate taxes, operating expenses or insurance expenses or otherwise (such additional rent being collectively called "Overage Rent"), if the Closing shall occur prior to the time when any such Overage Rent is payable, then such Overage Rent for the applicable accounting period in which the Closing occurs shall be apportioned subsequent to the Closing. Purchaser agrees that it will receive and hold such Overage Rent in trust and pay over to the Seller the proportion of such Overage Rent as the portion of such accounting period during which Seller was in title to the Premises bears to the entire such accounting period. As to any Overage Rent in respect to an accounting period that shall have expired prior to the Closing but which shall become payable after the Closing, the Purchaser agrees that it will receive and hold such Overage Rent in trust and pay the entire amount over to the Seller upon receipt thereof. Purchaser shall have the right to deduct the greater of the allocable share of Purchaser's reasonable out-of-pocket costs incurred in collecting such Overage Rent or one (1%) percent of the Overage Rent collected on Seller's behalf from amounts otherwise due Seller. Seller shall furnish to Purchaser all information (including the form of the bill to be rendered) necessary for the billing of such Overage Rent. Purchaser agrees that it shall render bills (calculated by Seller if applicable to a period during Seller's ownership) for Overage Rent following the Closing and shall, upon receipt thereof, promptly pay to the Seller the amount to which the Seller is entitled as above provided. If requested by either party, both parties will join in a letter to the respective Space Tenants under such leases directing the division of Overage Rents in accordance with the foregoing provisions hereof. To the extent that a Space Tenant has the express right under its Space Lease to offset Overage Rent against other amounts due under its Space Lease, same will be taken into account in determining Overage Rent apportionments. Promptly after the calendar year in which the Closing occurs, Seller and Purchaser shall reconcile all Overage Rent due for such calendar year based upon actual expenses incurred during such year, and such reconciled Overage Rent shall be reapportioned between Seller and Purchaser (taking into account any Overage Rent retained by Seller at Closing and collected by Purchaser after the Closing). The provisions of this Section 7(a)(i)(B) shall survive the Closing.

                       (ii) Water rates and water meter charges, if any, not payable by the Space Tenants on the basis of the fiscal period for which assessed. If there be a water meter, or meters, on the Premises (other than meters under which charges are payable by the Space Tenant under the Space Lease with Wal-Mart Stores, Inc.), the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. As to any water charges payable by the Space Tenant as aforementioned, if the Space Tenant shall have failed to pay such water charges, such unpaid charges and the liens, if any, resulting therefrom shall not be objections to title, or be the basis of any claim whatsoever by Purchaser against Seller and Purchaser shall close title in accordance with the terms of this Contract subject to such unpaid charges and rents and such liens without abatement or credit against the Purchase Price. The provisions of this Section 7(a)(ii) shall survive the Closing.

                       (iii) Real estate, school and sewer taxes then due and payable by Seller. As to any real estate, school and sewer taxes payable by the Space Tenant under the Space Lease with Wal-Mart Stores, Inc., if such Space Tenant shall have failed to pay such taxes, such unpaid taxes and the liens, if any, resulting therefrom shall not be objections to title, or be the basis of any claim whatsoever by Purchaser against Seller and Purchaser shall close title in accordance with the terms of this Contract subject to such unpaid charges and rents and such liens without abatement or credit against the Purchase Price. The provisions of this Section 7(a)(iii) shall survive the Closing.

                       (iv) Charges under Service Contracts not terminated on or prior to Closing and other expenses in connection with the operation of the Premises.


                       (v) Leasing expenses pursuant to Section 6(b), if any.

                     (b) At the Closing, Seller shall deliver to Purchaser the Space Tenants' security deposits set forth in Schedule C annexed hereto, or credit the Purchase Price on account of said security deposits; provided, however, that if any Space Tenant is in default under the terms of its Space Lease and has vacated its premises, Seller may retain so much of such Space Tenant's security deposit as shall be sufficient to cover Seller's loss by reason of the default. It is further agreed that nothing herein contained shall be deemed to prevent Seller from applying security deposits prior to Closing in order to liquidate any claim under any Space Lease or to compromise, adjust or settle with any Space Tenant for the disposition of any claim by the application of such security deposits provided such Space Tenant has vacated its premises.

                 8.  VIOLATIONS.  (a) Subject to the provisions of subsection
(b) below, Purchaser shall accept the Premises subject to any notes or notices or violations of law or municipal ordinances, orders or requirements imposed or issued by any governmental or quasi- governmental authority having or asserting jurisdiction, against or affecting the Premises (individually a "Violation" and collectively "Violations") and any conditions which may result in Violations. Purchaser shall be responsible for all Violations from and after the Closing Date. (b) If, after the expiration of Purchaser's Due Diligence Period, any Violations are imposed which require a cost in excess of $100,000, in the aggregate, to cure as determined by a reputable contractor or engineer selected by Seller (and reasonably acceptable to Purchaser) Seller shall, at its election (i) cure such Violations and, for such purpose, be entitled to adjourn the Closing for a period not to exceed sixty (60) days or (ii) allow Purchaser a credit against the Purchase Price equal to the sum required to cure such Violations less $100,000 or (iii) if Seller reasonably disputes the validity of such Violations, indemnify Purchaser from and against any and all claims, loss, liability or damage, which exceed $100,000, that may arise as a result of such Violations, Seller's liability being limited under such indemnity to $100,000 in the aggregate. (c) The provisions of this Section 8 shall survive the Closing.

                 9. PENDING TAX PROCEEDINGS. Seller represents that there are no proceedings to review real estate tax assessment of the Premises other than as set forth in Schedule F. Seller shall have sole authority to prosecute, settle and withdraw proceedings to review any real estate tax assessment for the Premises for period relating to tax years prior to, and including, the year in which the Closing occurs. Purchaser and Seller agree that if there should be a refund of any real estate taxes paid by Seller in respect of the fiscal year in which the Closing occurs, such refund, less reasonable attorneys' fees and disbursements, shall be apportioned between Seller and Purchaser as of the Closing Date and shall be paid promptly upon receipt thereof. Seller and Purchaser shall pay their respective share of any amounts reimbursable to Space Tenants in respect to such refund. Purchaser acknowledges that it has no interest in any proceedings or refunds applicable to any fiscal tax year prior to the year in which the Closing occurs. The provisions of this Section 9 shall survive the Closing.

                 10. "AS-IS". Purchaser represents to Seller that (i) Purchaser has or will, prior to the expiration of the Purchaser's Due Diligence Period, independently examined, inspected, and investigated to the full satisfaction of Purchaser, the physical nature and condition of the Premises and the income, operating expenses and carrying charges affecting the Premises,
(ii) except as expressly set forth in this Contract, neither Seller nor any agent, officer, employee, or representative of Seller has made any representation whatsoever regarding the subject matter of this Contract or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or condition of the Premises, the existence or non-existence of asbestos, hazardous substances or wastes, underground storage tanks or any other environmental hazards on or about the Premises, or the Space Leases, or operating expenses or carrying charges affecting the Premises, and (iii) Purchaser, in executing, delivering and performing this Contract, does not rely upon any statement, offering material, operating statement, historical budget, engineering structural report, any environmental reports, information, or representation to whomsoever made or given, whether to Purchaser or others, and whether directly or indirectly, verbally or in writing, made by any person, firm or corporation except as expressly set forth herein, and Purchaser acknowledges that any such statement, information, offering material, operating statement, historical budget, report or representation, if any, does not represent or guarantee future performance of the Premises. Without limiting the foregoing, but in addition thereto, except as otherwise expressly set forth in this Contract, Seller shall deliver, and Purchaser shall take, the Premises in their "as is" condition on the Closing Date subject to Section 12.

                 11. BROKER. Seller and Purchaser represent to each other that neither party has dealt with any broker or real estate consultant in connection with the transactions contemplated by this Contract. Seller and Purchaser shall indemnify and hold the other free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party arising from a misrepresentation or a breach of any covenant made by the indemnifying party pursuant to this Section 11. The provisions of this Section 11 shall survive the Closing.

                 12. DESTRUCTION OR CONDEMNATION. (a) If on or prior to the date set for Closing there is a casualty or condemnation affecting the Property which constitutes a Substantial Loss, Purchaser shall have the option of cancelling this Contract within fifteen (15) days after notice of such casualty or condemnation, in which event, the Deposit shall be returned to the Purchaser and this Contract deemed cancelled and of no force and effect and neither party shall have any further rights or liabilities against or to the other. In the event of a Substantial Loss, and Purchaser does not elect to cancel this Contract, or in the event that the casualty or condemnation does not constitute a Substantial Loss, then the Purchaser and Seller shall consummate the transaction contemplated by this Contract without any reduction or abatement in the Purchase Price and Seller, upon the Closing, shall assign to the Purchaser all of its rights in and to any insurance proceeds (and shall pay to Purchaser, or allow on account the Purchase Price, a sum equal to the amount of the deductible, if any, on Seller's casualty insurance policy for the Premises) or condemnation awards, as the case may be, in connection with such casualty or condemnation.

                     (b) As used herein, "Substantial Loss" with respect to the Property shall mean a casualty or condemnation that either (i) shall entitle any anchor Space Tenant denoted as such on Schedule C annexed hereto (each an "Anchor Space Tenant" and collectively the "Anchor Space Tenants") to terminate its Space Lease on or after the Closing Date and Seller has failed to obtain a waiver of such termination right or (ii) requires repairs or restoration costs in excess of Seven Hundred Fifty Thousand ($750,000.00) Dollars. In the event Purchaser elects to cancel this Contract in accordance with subparagraph (a) above, Seller may rescind such cancellation by (iii) delivering, within one (1) year after the receipt of Purchaser's notice of cancellation, a waiver by each Anchor Space Tenant which was entitled to terminate its Space Lease by reason of the casualty or condemnation of its right or option to so terminate and (iv) within one (1) year after receipt of Purchaser's notice of cancellation, restorating and repairing the Property (A) if in connection with a casualty, substantially to its condition immediately prior to the casualty or
(B) if in connection with a condemnation, as may be reasonably necessary as a result of the taking of property; provided, however, that Purchaser shall have no obligation to close title if, during such period of adjournment, an event occurs which materially and adversely affects the Premises and such event is not corrected or cured to the reasonable satisfaction of Purchaser.

                     (c) The estimated cost of repairs or restoration in connection with a casualty or condemnation shall be determined by a reputable contractor or engineer selected by Seller and approved by Purchaser (which approval shall not be unreasonably withheld or delayed). The Closing shall be postponed for such periods as may be necessary to allow Seller to comply with the provisions of this Section 12.

                     (d) The provisions of this Section 12 supersede the provisions of any applicable statutory or decisional law with respect to the subject matter contained in this Section 12.

                 13. STATUS OF TITLE. Seller shall deliver and Purchaser shall accept title to the Premises and consummate the transaction contemplated by this Contract subject to (a) the title exceptions set forth in Schedule B, (b) title exceptions created or suffered by the Space Tenants or Purchaser and (c) such other title exceptions which Seller may, in accordance with the provisions of this Contract, cause the Title Company to omit or affirmatively insure will not be collected out of the Premises provided that Purchaser has reasonably approved the affirmative insurance (the title exceptions, whether liens, encumbrances, defects, encroachments or other objections, described in (a),
(b), and (c) being sometimes referred to collectively as "Permitted Exceptions"). Seller shall not enter into any agreements, indemnities or other understandings with the Title Company which will enable the Title Company to omit any matter of record without the knowledge of Purchaser.

                 14. CLOSING.

                     (a) The closing of title (the "Closing") shall take place on September 30, 1997 (the actual date of Closing being herein referred to as the "Closing Date") at the offices of Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174 at 9:00 o'clock in the forenoon on that day, time being of the essence (except that Seller may adjourn the Closing in accordance with other express provisions of this Contract) at which time the Deed to the Property shall be delivered upon payment to Seller of the Purchase Price. Notwithstanding anything contained herein or at law or in equity, Purchaser expressly agrees that it shall have no right or privilege to adjourn the Closing except as expressly permitted by this Contract and Purchaser's inability or refusal to close title on the date scheduled for Closing shall be a default under this Contract.

                     (b) The parties agree to finalize documents necessary for the Closing and to cause their representatives to attend a customary "pre-closing" at least one (1) business day prior to the date scheduled for Closing.

                 15. NOTICES. All notices hereunder shall be sent by certified or registered mail, return receipt requested, or may be sent by Federal Express or other overnight courier which obtains a signature upon delivery, or may be delivered by hand delivery addressed to Seller at the address set forth above or at such other address as Seller shall designate from time to time by notice to Purchaser with copies of all such notices to be likewise sent to:

                 Tenzer Greenblatt LLP
                 405 Lexington Avenue
                 New York, New York  10174
                 Attention:  Martin Luskin, Esq.

and to Purchaser at the address given for Purchaser at the beginning of this Contract or at such other address as Purchaser shall from time to time designate by notice to Seller with copies of all such notices to Purchaser to be likewise sent to:

                 Honigman, Miller, Schwartz & Cohn
                 2290 First National Building
                 Detroit, Michigan 48226
                 Attention:  Alan Hurvitz, Esq.

Notices shall be deemed served three (3) business days after mailing, and in the case of overnight courier or hand delivery, on the date actually delivered to the intended recipient, except for notice(s) which advise the other party of a change of address of the party sending such notice or of such party's attorney, which notice shall not be deemed served until actually received by the party to whom such notice is addressed or delivery is refused by such party. Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given. Notwithstanding the foregoing provisions of this Section 15, notices served by hand delivery shall be deemed served on the date of delivery if delivered at or prior to 5:00 P.M., and on the next business day if delivered after 5:00 P.M.

                 16. FRANCHISE TAXES. Unpaid franchise or corporation taxes, dissolution taxes or any other similar taxes so levied, of any corporation in the chain of title shall be no objection to title so long as the Title Company insures against collection of any such taxes out of or enforcement against the Premises without special or additional premium or if such special or additional premium is required, if Seller shall pay such special or additional premium.

                 17. TITLE REPORT. Purchaser shall promptly order a title report from Commonwealth Land Title Insurance Company (the "Title Company") and a survey or survey update, all at Purchaser's sole cost and expense. Purchaser shall from time to time, promptly after obtaining knowledge thereof, notify Seller of any Non-Permitted Title Objections. Purchaser shall pay all premiums charged in connection with procuring a policy of title insurance.

                 18. NON-PERMITTED TITLE OBJECTIONS.

                     (a) If on the Closing it should appear that the Premises are affected by any lien, encumbrance, defect, encroachment or objection which is not a Permitted Exception (collectively, "Non-Permitted Title Objections"), then in such event, Seller, at Seller's election, shall have the privilege to remove or satisfy the same, and shall, for that purpose, be entitled to one or more adjournments of the Closing for a period not exceeding in the aggregate sixty (60) days.

                     (b) If Seller elects to adjourn the Closing pursuant to this Section 18, this Contract shall remain in effect for the period or periods of adjournment, in accordance with its terms.

                     (c) Except as provided below, Seller shall not be required to bring any action or proceeding or to otherwise incur any expense to remove or discharge any Non-Permitted Title Objection; provided, however, that if there exists Non-Permitted Title Objection(s) which can be removed or discharged by payment of a sum of money only, and if both (1) such removal or discharge can reasonably be expected to be accomplished within a period of sixty (60) days and (2) the sum of money required to accomplish all such removals or discharges with respect to the Premises shall not exceed in the aggregate Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars (the "Maximum Title Expense"), then, and in such event, Seller agrees to either (i) adjourn the Closing for the period required to remove or discharge such Non-Permitted Title Objections, and to expend an amount not to exceed the Maximum Title Expense to remove or discharge such Non-Permitted Title Objections, or (ii) indemnify Purchaser, in an amount not to exceed the Maximum Title Expense, from any damage, cost, expense or claim which Purchaser may incur as a result of such Non-Permitted Title Objection (in which case Purchaser shall accept title subject to such Non-Permitted Title Objection). Notwithstanding the foregoing provisions, Purchaser may, at any time, accept such title as Seller can convey notwithstanding the existence of any Non-Permitted Title Objections without reduction of the Purchase Price or any credit or allowance on account thereof or any claim against Seller, provided, however, if there shall be any Non-Permitted Title Objections that can be removed or discharged by the payment of a sum of money only which exceeds the Maximum Title Expense, or that can be removed by the payment of less than the Maximum Title Expense but not within the available time, and Seller elects not to or cannot remove or discharge such Non-Permitted Title Objections within the available time, then if Purchaser elects to accept such title as Seller can convey the Purchase Price shall be reduced, by the lesser of the Maximum Title Expense or the amount required to remove or discharge said Non-Permitted Title Objection. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to this Contract, except those, if any, that are herein specifically stated or made to survive the Closing (but, except as expressly set forth in this Contract, nothing herein shall be deemed to obligate Purchaser to accept title subject to any Non-Permitted Title Objection). Anything in this Section 18(c) to the contrary notwithstanding, an attempt by Seller to remove or discharge any Non-Permitted Title Objection shall not be deemed to be or create an obligation of Seller to remove or discharge the same.

                     (d) The foregoing provisions of this Section 18 to the contrary notwithstanding, Seller agrees to remove or discharge any monetary lien voluntarily created or suffered by Seller and any Non-Permitted Title Objections voluntarily created or suffered by Seller after the date hereof; provided, however, that Seller shall not be deemed to have voluntarily created or suffered (nor shall Seller be liable for) any Non-Permitted Title Objections if caused or created by an act or omission of Purchaser or by an act or omission of any Space Tenant. Seller shall remove or discharge any Non-Permitted Title Objection in the manner set forth in subparagraph (c) above, but, for purposes of this subparagraph (d), without regard to the Maximum Title Expense.

                 19. RETURN OF DEPOSIT; SELLER'S DEFAULT

                     If, for any reason whatsoever, Seller shall be unable to convey title subject to and in accordance with the terms of this Contract, the sole obligation of Seller shall be to cause the refund of the Deposit, and upon the making of such refund this Contract shall be null and void and of no further force or effect, no party hereto shall have any further claim against the other by reason of this Contract; provided, however, that if Seller's inability to convey shall result from (i) Seller's willful default or (ii) Seller's default under Section 18 above, then Purchaser shall, in either case under clause (i) or (ii) of this proviso, be entitled to the remedy of either
(A) specific performance or (B) cancelling this Contract and receiving (1) the return of the Deposit and (2) reimbursement of Purchaser's actual out-of-pocket expenses incurred in procuring environmental and engineering reports not to exceed $6,500.00 in the aggregate, and upon receipt by Purchaser of the Deposit and such reimbursement no party hereto shall have any further claim against the other by reason of this Contract.

                 20. AFFIDAVIT REGARDING JUDGMENTS. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller but who are not Seller or its affiliates or subsidiaries, Seller will deliver to Purchaser and the Title Company an affidavit(s) showing that such judgments, bankruptcies or other returns are not against Seller or, at Seller's option, deliver an indemnity agreement to the Title Company, in such form and content that the Title Company will remove such judgments, bankruptcies or other returns as exceptions to title or will insure against collection of such judgments out of the Premises.

                 21. ASSIGNMENT OF THIS CONTRACT. This Contract may not be assigned by Purchaser without the prior written consent of Seller. The foregoing notwithstanding, Purchaser shall have the right to assign this Contract to an entity whose decisions are made by Purchaser (or by an entity wholly owned by Purchaser) provided Purchaser owns at least fifty (50%) percent of the economic interests in such entity and provided further that such entity assumes all obligations of Purchaser under this Contract. A transfer, sale or assignment of the majority stock or membership interest in a corporate or limited liability company purchaser or in a corporate or limited liability general partner of a partnership purchaser, or of a general partnership interest in a partnership purchaser, shall constitute an assignment of this Contract, which assignment or attempted assignment shall be void if made without the written consent of Seller. No assignment of this Contract, whether or not permitted, shall be deemed to relieve or release Purchaser from any of its obligations (whether to be performed prior to or after Closing) set forth herein. Seller shall not have the right to assign its interests under this Contract except to entities affiliated with or related to Seller.

                 22. DEED; TRANSFER TAXES.

                     (a) The deed to the Premises shall be the usual special warranty deed (the "Deed") all in proper statutory form for recording and shall be duly executed and acknowledged so as to convey to Purchaser the fee simple of the portion of the Premises covered thereby, free of all liens and encumbrances, except as herein stated.

                     (b) At the Closing, Seller shall pay the cost of any amount of documentary stamps, transfer tax or similar conveyance tax imposed in connection with the delivery of the Deed

(collectively, the "Transfer Tax") and Purchaser and Seller shall execute and deliver any returns and/or affidavits in connection with the recording of the Deed or the payment of the Transfer Tax.

                     (c) (i) Anything in subdivision (b) to the contrary notwithstanding, Seller may, at its option, elect by notice given not later than three (3) business days prior to the Closing that Purchaser pay all required Transfer Tax, in which event at the Closing, Purchaser shall receive a credit against Purchase Price in the amount paid by Purchaser.

                       (ii) Purchaser hereby indemnifies and holds Seller harmless from and against any interest or penalty charges imposed by reason of the untimely delivery to the appropriate recording officer of any of the checks required under Subdivision (c)(i).

                     (d) The provisions of this Section 22 shall survive the Closing.

                 23. PURCHASER'S DEFAULT. In the event Purchaser should default under this Contract (including, but not limited to, Purchaser's failure to timely deliver the Additional Deposit), the parties agree that the damages that Seller will sustain as a result thereof will be difficult, if not impossible, to ascertain and, in such event Seller shall, as its sole and exclusive remedy, direct Escrowee to pay the Deposit to Seller who shall retain it as and for its liquidated damages hereunder.

                 24. ESCROW OF DEPOSIT. With respect to the Deposit, Escrowee is instructed as follows:

                     (a) Upon the Closing, the Cash Deposit shall be paid over to Seller and any Letter of Credit shall be delivered to Purchaser upon payment by Purchaser to Seller of the Purchase Price.
                     (b) (i) Escrowee shall draw the full proceeds under any Letter of Credit if (A) Escrowee shall receive a written statement signed by Seller as follows: "Purchaser has defaulted in its obligations under that certain Contract of Sale dated July 7, 1997"; or (B) the Letter of Credit will expire by its terms within thirty (30) days. Escrowee shall promptly upon receipt forward a copy of Seller's statement to Purchaser. Any such proceeds paid to and received by Escrowee shall be treated and disposed of hereunder as Cash Deposit.

                        (ii) In the event Purchaser should default under this Contract, Escrowee shall, if directed by Seller, pay the Cash Deposit to Seller who shall retain it as and for its liquidated damages hereunder.

                     (c) In the event Seller shall fail to close title by reason of a default by Seller or in the event this Contract is terminated in accordance with its terms through no fault of Purchaser, the Deposit shall be paid over to Purchaser.

                     (d) Escrowee shall invest the proceeds of the Deposit in such bank or money market accounts or United States Government Treasury Bills as Seller shall direct. Any interest earned on Deposit when received shall similarly be held in escrow by the Escrowee and if under the terms of this Contract (i) the Deposit is to be paid over to Purchaser, then such interest shall be paid over to Purchaser, or (ii) the Deposit is to be paid over to Seller, then such interest shall be paid over to Seller.

If the Closing occurs, any interest earned on the Deposit shall be considered a credit of Purchaser to be applied against the Purchase Price.

                     (e) Escrowee, by signing this Contract at the end hereof where indicated, signifies its agreement to hold the Deposit for the purposes as provided in this Contract. In the event of any dispute, Escrowee shall have the right to deposit the Deposit in court to await the resolution of such dispute. In any event, Escrowee shall not be personally liable so long as it acts in good faith.

                     (f) Escrowee shall not incur any liability by reason of any action or non-action taken by Escrowee in good faith or pursuant to the judgment or order of a court of competent jurisdiction. Escrowee shall have the right to rely upon the genuineness of all certificates, notices and instruments delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by Escrowee purporting to be signed by any party hereto, and upon the truth of the contents thereof. Before making payment or delivery of any moneys or documents held by Escrowee pursuant hereto, Escrowee shall have the right to require delivery to it of an executed and acknowledged receipt for the subject matter of the delivery to be made by it. In the event of any dispute between the parties as to whether either party is in default hereunder or as to any other material fact, Escrowee shall have the right to refrain from taking any further action with respect to the subject matter of the escrow until it is reasonably satisfied that such dispute is resolved or action by Escrowee is required by an order or judgment of a court of competent jurisdiction. Escrowee shall be entitled to consult with other counsel in connection with its duties hereunder. Seller and Purchaser jointly and severally, agree to indemnify Escrowee from any and all liability that may arise hereunder and to reimburse Escrowee for its reasonable costs and expenses, including reasonable attorneys' fees (either paid to retained attorneys or representing the fair value of legal services rendered by Escrowee to itself) incurred as a result of any dispute or litigation arising hereunder.

                     (g) Escrowee or any member of its firm shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the Deposit or any other dispute between the parties whether or not Escrowee is in possession of the Deposit and continues to act as Escrowee.

                 25. REPRESENTATIONS.

                     (a) Seller, represents that, unless otherwise herein stated, as of the date hereof:

                         (i)  Schedule C represents a true, accurate and
complete list in all material respects of (A) all Space Tenants; (B) the current base rent and (C) the security deposits presently held by Seller. Other than the Space Tenants (and parties claiming rights under Space Leases, including sublessees, licensees, assignees and concessionees) no party has any right to possess or use the Premises except as may be contemplated by the Permitted Exceptions.

                         (ii)  Except as set forth on Schedule C hereof, the
Spaces Leases are in full force and effect. Seller has not received notice of any unfulfilled obligations as to security deposits to prior tenants.

                       (iii) Except as set forth on Schedule C, Seller has not received rents from the Space Tenants (other than security deposits) in excess of one (1) month in advance.

                       (iv) There are no written service contracts or management agreements (the "Service Contracts") affecting the Premises or the operation or use thereof which will be binding upon Purchaser after the Closing except those which may be cancelled upon not more than thirty (30) days notice.

                       (v) There is no litigation pending (A) between Seller, as landlord, under the Space Leases and any Space Tenant, except as may be covered by insurance, or (B) affecting title to the Premises or this Contract.

                       (vi) Seller is, and at the Closing shall be a duly organized and validly existing Alabama corporation and authorized to do business in the state where the Property is located. The execution, delivery and performance of this Contract in accordance with its terms, has been duly authorized by all necessary action of Seller, does not violate the articles of incorporation, by-laws, operating agreement, partnership agreement or certificate of partnership of Seller, or any contract, agreement, commitment, order, judgment or decree to which Seller is a party or by which it, or the Premises, are bound, or result in the creation of any lien, charge or encumbrance upon the Premises or any part thereof. This Contract has been duly executed by Seller and constitutes legal, valid and binding obligations of Seller. Seller will have the right, power and authority to make and perform its obligations under this Contract without the need for governmental approval, consent or filing and this Contract shall be a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                       (vii) Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code").

                       (viii) Seller has not received written notice of any condemnation proceedings, eminent domain proceedings, proceedings to change the zoning or similar actions or proceedings which are pending against the Premises or any part thereof.

                       (ix) There are no employees of Seller at the Proper-ties for which Purchaser shall be responsible after the Closing.

                       (x) The principal balance as of June 30, 1997 of the Existing Mortgage is set forth on Schedule E attached hereto.

                       (xi) The Loan Documents constitute all the documents which are material in connection with the prepayment of Existing Mortgage. Seller shall not modify the prepayment provisions of the Loan Documents during the term of this Contract without the consent of Purchaser.

                       (xii) Neither Seller nor any of its affiliates as described in Sections 414(b), (c) and (m) of the Code ("Affiliates") has incurred any liability which could subject Purchaser or any asset to be acquired by Purchaser pursuant to this Contract to any lien or material liability under Section 302(f), 4062, 4063, 4064, 4201 or 4301(b) of ERISA or Section 401(a)(29) or 412 of the Code.

                     (b) As used herein items in the "possession" of Seller or "received" by Seller shall mean only writings actually delivered into the possession of Seller (at the New York City office of DRA Advisors, Inc.) and shall not include writings addressed to Seller but sent or delivered to the Space Tenants or other third parties or to other locations.

                     (c) The representations contained in subsection (a) above shall survive for a period of six (6) months following the Closing Date, and any claim by Purchaser in connection therewith must be made within such six (6) month period. Notwithstanding anything to the contrary, any representation which results in a reduction of the Purchase Price pursuant to subparagraph (e) below shall not survive the Closing.

                     (d) Subject to the succeeding provisions of this subparagraph (d) and of subparagraph (e) below, if any representation of Seller shall fail to be true, Purchaser's sole remedy (prior to the Closing) shall be to terminate this Contract and receive the return of the Deposit, and upon the receipt of same this Contract shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other. Seller shall, in any event, have the option (i) to rescind Purchaser's termination of the Contract and adjourn the Closing for a period not to exceed sixty (60) days in order to make such representation true, or (ii) unless Purchaser waives all liability of Seller by reason of such untrue representation, to terminate this Contract and promptly return the Deposit to Purchaser, and upon the making of such return this Contract shall be null and void and of no further force or effect and neither party hereto shall have any rights or obligations against or to the other. If Purchaser waives such liability, then in such event, the Closing shall take place without abatement or reduction in the Purchase Price. If the Closing shall take place without Purchaser making an objection (by notice delivered at the Closing) to an untrue representation of which Purchaser shall have knowledge, Purchaser shall be deemed to have waived all liability of Seller by reason of such untrue representation. The untruth of any non-material representation of Seller shall not affect the rights and obligations of the parties hereto.

                     (e) The provisions of subparagraph (d) hereof to the contrary notwithstanding, if any representations shall fail to be true and such representations can be made true by the payment of a sum of money only, and if both (i) such representation(s) can reasonably be expected to be made true within a period of sixty (60) days and (ii) the sum of money requited to make such representation(s) true shall not exceed Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars in the aggregate (the "Maximum Representation Expense"), then, and in such event, Seller agrees to (i) adjourn the Closing for the period required to make such representations true and to expend (or, at Seller's election, to obligate itself to expend by indemnity agreement, bond or any other manner) an amount not to exceed the Maximum Representation Expense, or (ii) indemnify Purchaser, in an amount not to exceed the Maximum Representation Expense, from any damage, cost, expense or claim that Purchaser may incur as a result of such untrue representation. Notwithstanding the provisions of the preceding sentence, Purchaser may at any time accept such title as Seller can convey notwithstanding the existence of any such untrue material representation(s) without reduction of the Purchase Price or any credit or allowance on account thereof or any claim against Seller; provided, however, if there shall be any untrue material representation(s) which can be made true by the payment of a sum of money only which exceeds the Maximum Representation Expense or which can be made true by the payment of less than the Maximum Representation Expense but not within the available time and Seller elects not to, or cannot, make such material representation(s) true within the available time, then if Purchaser elects to accept such title as Seller can convey, the Purchase Price shall be reduced by the lesser of the sum of money required to make such representations true, or the Maximum Representation Expense. The acceptance of the Deeds by Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation on the part of the Seller to be performed pursuant to the provisions of this Contract, except those, if any, which are herein specifically stated or made to survive the Closing and Seller shall have no further liability with respect to such untrue material representation(s).

                     (f) Following the Closing, Seller agrees to maintain at least $50,000.00 in its operating account until the end of the calendar year in which the Closing occurs, it being understood that such amount shall not be deemed to be the limit of Seller's liability, if any, after the Closing Date.

                 26. CLOSING DOCUMENTS. At the Closing (unless otherwise expressly indicated):

                         (a)  Seller shall deliver to Purchaser the following
items:

                                  (i)     the Deed in accordance with Section
22 hereof.

                                  (ii)    the Assignment of Space Leases exe-
cuted by Seller, which assignment shall be in the form of Exhibit 1 attached hereto.

                                  (iii)   duplicate originals, or if duplicate
originals are not available, true and complete copies certified as true by Seller, of all of the Space Leases.

                                  (iv)    to the extent in Seller's possession,
the real estate tax bills then payable for the then current real estate tax year.

                                  (v)     a duly executed certificate of
Seller, in the applicable form set forth in Treasury Regulations Section 1.1445- 2(b)(2).

                                 (vi)    the checks, return and/or affidavit
in accordance with Section 22 hereof.

                                (vii)   subject to the terms of Sections
26(a)(vii)(A)(B) and (C), below, at least three (3) business days prior to the Closing Date, estoppel certificates ("Estoppel Certificates"), in form and substance which does not vary materially from the form annexed hereto as
Exhibit 2 executed by each of the Space Tenants; provided, however, with respect to Anchor Space Tenants, Seller shall only be required to deliver such Estoppel Certificates which are usual and customary for such Anchor Space Tenants (except that, other than for the Estoppel Certificate to be delivered by Wal-Mart Stores, Inc. [or its assignee] the Estoppel Certificates of all other Anchor Space Tenants shall cover at least the matters set forth in paragraphs 2 and 3 of Exhibit 2).

                              (A)  If the required Estoppel Certificates cannot
be timely delivered, or if the Estoppel Certificates which are timely delivered do not cover the material applicable matters set forth in Exhibit 2 Seller may, but shall not be obligated to, adjourn the Closing for a period not to exceed sixty (60) days, to obtain satisfactory Estoppel Certificates, or deliver its certificate ("Seller's Certificate") with respect to not more than forty (40%) percent of rentable square feet of space leased by non-Anchor Space Tenants as of the date hereof, covering all of the matters set forth in Exhibit 2 if no Estoppel Certificate is delivered by a Space Tenant or covering the matters not covered by an Estoppel Certificate which is delivered by a Space Tenant. Subsequent to the Closing, Seller may deliver to Purchaser Estoppel Certificates or supplemental Estoppel Certificates covering those matters not covered by the previously delivered Estoppel Certificates. Upon delivery of such Estoppel Certificates, Seller shall be entirely released from any liability arising out of Seller's Certificate delivered at the Closing as Seller's Certificate relates to the particular Space Tenant and/or Space Lease covered by the Estoppel Certificate, to the extent the information contained in such Estoppel Certificates is consistent with the information contained in Seller's Certificate. If Seller does not or cannot deliver an Estoppel Certificate or Seller's Certificate, Purchaser's sole remedy shall be to terminate this Contract and receive the return of the Deposit or to close title notwithstanding the lack of the Estoppel Certificate or Seller's Certificate without any reduction of the Purchase Price and without any liability of Seller relative thereto.

                              (B)  (1) In the event any Estoppel Certificate or
Seller's Certificate shall indicate a default by landlord under a Space Lease (such default hereinafter being referred to as an "Estoppel Default"), then Seller may, but shall not be obligated to, elect to cure any such Estoppel Default and shall, for that purpose, be entitled to adjourn the Closing for a period not to exceed sixty (60) days, provided, however, that in the event Seller elects not to cure such Estoppel Default or is unable to cure such Estoppel Default within such period of time, Purchaser's sole remedy shall be as set forth in the last sentence of subparagraph (A) above.

                                    (2)  Notwithstanding subsection
26(a)(vii)(B)(1), above, if, in Seller's good faith judgment either (x) the potential liability of any Estoppel Default is less than $250,000, and Seller indemnifies Purchaser from and against any and all claims, loss, liability, damage, cost or expense, including reasonable attorneys' fees, that may arise as a result of such Estoppel Default or (y) the potential liability of any Estoppel Default is $250,000 or more and Seller and Purchaser agree upon a mutually acceptable resolution to such Estoppel Default, then, the rights and obligations of the parties hereto shall not be affected thereby, this Contract shall remain in full force and effect and Purchaser shall, at the Closing, accept such Estoppel Certificate or Seller's Certificate, and the Space Lease corresponding thereto, subject to such Estoppel Default without any reduction of the Purchase Price. Subsequent to the Closing, Seller may deliver an Estoppel Certificate confirming that the Estoppel Default no longer exists, whereupon Seller shall be entirely released from any liability arising out of the indemnity, if any, given pursuant to clause (x) above.

                       (viii) to the extent then in Seller's possession and control, copies of plans and specifications relating to the Property.

                       (ix) a bill of sale without representation or warranty for any personal property (including tradenames and warranties, if any) being conveyed pursuant to this Contract;

                       (x) the Assignment of Service Contracts existing on the Closing Date executed by Seller, which assignment shall be in the form of
Exhibit 3 attached hereto; and

                       (xi) a title certification substantially in the form of Exhibit 5 attached hereto.

                     (b) Purchaser shall (i) pay to Seller or as Seller may direct, the Purchase Price as provided in Section 3 hereof and (ii) pay all Mortgage Expenses. Escrowee shall deliver the Cash Deposit to Seller.

                     (c) Purchaser shall execute, acknowledge (where required) and deliver to Seller:

                       (i)    the Assignment of the Space Leases.

                       (ii)   the Assignment of the Service Contracts.

                       (iii) the checks, returns and/or affidavits in accordance with Section 22 hereof.

                     (d) Seller and Purchaser shall execute a notice to each of the Space Tenants stating in substance that Purchaser has succeeded to Seller's interest as landlord under the Space Leases.

                 27. FURTHER ASSURANCES. The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Contract), as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Contract. The provisions of this Section 27 shall survive the Closing.

                 28. PURCHASER'S DUE DILIGENCE PERIOD.

                     (a) Purchaser shall have the right to cancel this Contract on or before September 5, 1997 by notice to Seller and Escrowee of such cancellation to be received by Seller on or before such date (the period of time from the date hereof through and including September 5, 1997 is herein referred to as "Purchaser's Due Diligence Period"). If Purchaser duly cancels this Contract in accordance with this subparagraph, this Contract shall be deemed terminated and of no further force or effect and the Deposit shall be promptly returned to Purchaser. If Purchaser does not duly cancel this Contract in accordance with this subparagraph or if Purchaser waives its right to cancel this Contract, (i) this Contract shall remain in full force and effect and Purchaser shall have no further right to cancel this Contract under this subparagraph and (ii) Purchaser shall be deemed to have waived any liability of Seller and any right to refuse to consummate the Closing by reason of a misrepresentation, Non-Permitted Title Objection or other condition known to Purchaser as of the expiration of Purchaser's Due Diligence Period.

                     (b) Time shall be of the essence with respect to the dates in this Section for the expiration of Purchaser's Due Diligence Period and the giving of Purchaser's cancellation notice.

                     (c) Notwithstanding anything to the contrary, if Purchaser's environmental and engineering consultants have not inspected the Property by August 8, 1997 Seller may elect to cancel this Contract in which event the Deposit shall be promptly returned to Purchaser. In the event Purchaser concludes based upon any of its due diligence investigations that it is not prepared to proceed to Closing it will promptly so notify Seller and cancel the Contract.

                     (d) Purchaser agrees to keep confidential as hereinafter provided all information furnished to Purchaser by Seller concerning the Premises, including, without limitation, Space Leases, Loan Documents, Service Contracts or other contracts or agreements, various papers, documents, legal instruments, studies, brochures, computer output, and other material, and any discussions or visitations of the Premises (all of the aforementioned information is collectively referred to as "Evaluation Material").

                     (e) All Evaluation Material shall not be used or duplicated by Purchaser in any way detrimental to Seller, or for any purpose other than evaluating a possible purchase of the Property by Purchaser. Purchaser agrees to keep all Evaluation Material (other than information which is a matter of public record or is provided in other sources readily available to the public other than as a result of disclosure thereof by Purchaser or Related Parties) strictly confidential; provided, however, that the Evaluation Material may be disclosed to the directors, officers, and employees and partners of Purchaser, and to Purchaser's attorneys and accounting firm, other consultants, underwriters and financial institutions (all of whom are collectively referred to as "Related Parties") who need to know such information for the purpose of evaluating a possible purchase of the Premises. These Related Parties shall be informed of the confidential nature of the Evaluation Material and shall be directed to keep all such information in the strictest confidence and use such information only for the purpose of evaluating a possible purchase by Purchaser. Purchaser will promptly, upon request of Seller, deliver to Seller all Evaluation Material furnished to them by Seller, whether furnished before or after the date hereof, without retaining copies thereof. Purchaser will direct Related Parties to whom Evaluation Material is made available not to make similar disclosures and any such disclosure shall be deemed made by and be the responsibility of Purchaser.

                     (f) Purchaser shall have the right to conduct non-intrusive investigations of the Premises during the term of this Contract (including a Phase I environmental investigation and a structural analysis). Such investigations may be conducted by Purchaser or its designees, including, but not limited to engineers, accountants, architects and Purchaser's employees during normal business hours and upon reasonable advance notice to Seller provided there is no disturbance to or interference with the business of any Space Tenant. Purchaser hereby indemnifies and holds harmless Seller from and against any claims, costs, damages, liabilities or expenses (including reasonably attorneys' fees) incurred or, suffered by Seller by reason of damage or injury to persons or property caused by Purchaser's investigations.

                     (g) Seller agrees to deliver to Purchaser true and complete copies of all Space Leases (and any modifications thereof) in Seller's possession.

                     (h) The provisions of Section 28(d), (e) and (f) shall survive the termination of this Contract.

                 29. ENTITY CONSENTS; PURCHASER'S REPRESENTATIONS.

                     (a) At the Closing, Seller and Purchaser shall each deliver any and all appropriate partnership consents or certificates by the secretary of each corporation (including any corporate general partner) certifying as to the corporate resolution authorizing this transaction.

                     (b) Purchaser represents that: (i) it is, and will at the Closing be, a limited partnership duly organized and validly existing under the laws of Delaware and qualified to do business in the state in which the Property is located; (ii) the execution, delivery and performance of this Contract in accordance with its terms, do not violate the corporate charter, by-laws or certificate of incorporation of Purchaser, or any contract, agreement, commitment, order, judgment or decree to which Purchaser is a party or by which it is bound; (iii) Purchaser has the right, power and authority to make and perform its obligations under this Contract; (iv) this Contract is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. Purchaser covenants and warrants that the representations in the preceding sentences of this Section 29(b) will be true on the Closing with respect to Purchaser or any permitted assignee of Purchaser; (v) Purchaser will have the right, power and authority to make and perform its obligations under this Contract without the need for governmental approval, consent or filing and this Contract shall be a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms and (vi) Purchaser has the current financial ability to pay the Purchase Price and otherwise perform its obligations under this Contract.

                     (c) Purchaser represents and warrants that: (i) Purchaser is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA; (ii) the assets of the Purchaser do not constitute "plan assets" of one or more plans within the meaning of 29 C.F.R. Section 2510-101; (iii) Purchaser is not a "governmental plan" within the meaning of
Section 3(32) of ERISA; (iv) transactions by or with Purchaser are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans; and (v) Purchaser is not a "party in interest" to Seller within the meaning of ERISA. Purchaser covenants and warrants that the representations in the preceding sentences of this Section 28(c) will be true on the Closing.

                 30. MISCELLANEOUS.

                     (a) This Contract and the Schedules and Exhibits annexed hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and except for any other documents executed contemporaneously herewith all understandings and agreements heretofore or simultaneously had between the parties hereto, including without limitation, any letter of intent or initial escrow agreement, are merged into and are superseded in their entirety by this Contract.

                     (b) This Contract may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against which any waiver, change, modification or discharge is sought.

                     (c) The captions or article titles contained in this Contract and the Index, if any, are for convenience and reference only and shall not be deemed a part of the text of this Contract.

                     (d) The terms "hereof," "herein," and "hereunder," and words of similar import, shall be construed to refer to this Contract as a whole, and not to any particular article or provision, unless expressly so stated.

                     (e) The Schedules and Exhibits annexed hereto are hereby incorporated in and made part of this Contract.

                     (f) All words or terms used in this Contract, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

                     (g) This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, if any, but nothing contained herein shall be deemed a waiver of the provisions of Section 21 hereof. None of the provisions of this Contract are intended to be, nor shall they be construed to be, for the benefit of any third party.

                     (h) If a party is required to perform an act or give a notice on a date that is a Saturday, Sunday or national holiday, the date such performance or notice is due shall be deemed to be the next business day.

   (i)      This Contract is to be governed and construed in accordance with the laws of the State of New York.

                     (j) The terms "affiliates" and "subsidiaries" shall be given the same meaning as used in the broadest sense in any provision of the rules and regulations governing federal taxation and securities.

                     (k) Neither Seller nor Purchaser may record this Contract or a memorandum of this Contract. Purchaser hereby waives, to the extent permitted by law, any right to file a lis pendens or other form of attachment against the Properties in connection with this Contract or the transactions contemplated hereby, other than a lis pendens or other such form of attachment that may be filed by Purchaser contemporaneously with the commencement by Purchaser of an action for a specific performance under Section 19 hereof. To the extent any such filing is made in violation of this Contract, Purchaser shall indemnify Seller against any damages incurred by Seller in connection therewith. In the event Purchaser shall be unsuccessful in an action for a specific performance, it shall immediately cause any lis pendens or other such form of attachment to be cancelled and removed from the public record. The provisions of this section shall survive the termination of this Contract.

                     (l) The parties acknowledge that this transaction contemplates only the sale and purchase of the Premises and that Seller is not selling a business nor do the parties intend that Purchaser be deemed a successor of Seller with respect to any liabilities of Seller to any third parties other than as set forth in this Contract and the Permitted Exceptions. Accordingly, except as set forth in this Contract, Purchaser shall neither assume nor be liable for any of the debts, liabilities, taxes or obligations of, or claims against, Seller, or of any other person or entity, of any kind or nature, whether existing now, on the Closing Date or at any time thereafter. The debts, liabilities, taxes, obligations and claims for which Seller alone is liable shall include, without limitation, all payments, benefits, and contribution obligations with respect to past and/or present employees of Seller or its Affiliates in connection with the business of Seller or its Affiliates (including, but not limited to, salaries, wages, commissions, bonuses, vacation pay, health and welfare benefits or contributions [including any group health continuation coverage obligation under COBRA], pension and/or profit sharing contributions, severance or termination pay, or any other form of compensation or employee benefit).

                     (m) Seller shall operate the Premises in a manner sub-stantially consistent with its past practice.

                        [SPACE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Contract the day and year first above written.


                          SELLER:


Fed ID No.:                    DRM THIRTY-THREE REALTY CORPORATION,an
                               Alabama corporation
13-3598004
                               By /s/ Authorized Signature
                                  ------------------------------------
                                  Name:
                                  Title:


                               PURCHASER:


Fed ID No.:                    RAMCO-GERSHENSON PROPERTIES, L.P.
                               By: RAMCO-GERSHENSON PROPERTIES
                                     TRUST, a Massachusetts Business Trust


                               By /s/ Authorized Signature
                                  ------------------------------------
                                  Name:
                                  Title:


As to Section 24:

ESCROWEE:


          TENZER GREENBLATT LLP


          BY /s/ Authorized Signature
             --------------------------------
             Name:
             Title:

                                  SCHEDULE A:
                            DESCRIPTION OF PROPERTY

                                  SCHEDULE B:
                            "SUBJECT TO" PROVISIONS

1. Any laws, regulations or ordinances presently in effect or which will be in effect on the Closing (including, but not limited to, zoning, building and environment protection) as to the use, occupancy, subdivision or improvement of this Property adopted or imposed by any governmental body or the effect of any noncompliance with or any violation thereof.

2. The Space Leases and the rights of Space Tenants thereunder pertaining to this Property listed on Schedule C attached to and forming part of this Contract to which this Schedule is attached as well as any permitted renewals or extensions thereof and any permitted new leases created after the date of this Contract as same may be affected by rent regulations or laws now or hereafter in effect, and rulings, decisions or interpretations by any court, agency or administrative body.

3. Real estate taxes, vault taxes and water and sewer charges not due and payable (it being understood that the lien of real estate taxes payable in arrears shall be a Permitted Exception).

4.        State of facts shown on Survey dated                , last revised
                    and Survey dated           prepared by and such additional
                    state of facts an accurate survey of the Premises may show.

5. Maintenance and Service Contracts pertaining to this Premises set forth on Schedule D to this Contract.

6. Violations of laws, regulations, ordinances, orders or requirements, if any, noted in or issued by any governmental or quasi- governmental department or authority having or asserting jurisdiction over the Premises issued subsequent to the date hereof, and any conditions constituting such violations, although not so noted or issued.

7. Rights of utility companies to lay, maintain, install, operate and repair pipes, lines, poles, wires, cables, conduits, cable boxes, distribution boxes and related equipment on, over and under the Property.

8. Additional usual and customary exclusions and exceptions from coverage obtaining in the standard form of insuring agreement employed by the Title Company at the standard rates of such Title Company.

                                   SCHEDULE C

                                   RENT ROLL

                                   SCHEDULE D

                     ESCROWEE'S WIRE TRANSFER INSTRUCTIONS

The Chase Manhattan Bank
4 New York Plaza
New York, New York 10004
A/C# 114-026610

Tenzer Greenblatt LLP Attorney Trust Account
ABA# 021-000021
Our Ref. C/M #18996-0102

                                   SCHEDULE E

                               EXISTING MORTGAGE

                                   SCHEDULE F

                              LIST OF TAX PROTESTS

None.

                                   EXHIBIT 1

                FORM OF ASSIGNMENT AND ASSUMPTION OF SPACE LEASE


                           ASSIGNMENT OF SPACE LEASE


                 KNOW ALL MEN that ________________________, a
___________________________ ("Assignor"), in consideration of Ten ($10.00)
Dollars and other good and valuable consideration, received from , ("Assignee"), does hereby assign, transfer and deliver unto Assignee, all of its right, title and interest in and to the leases, together with all security deposits presently held by Assignor in connection therewith (collectively, the "Leases") affecting the premises known as ________________________ more particularly described on Schedule A annexed hereto.

                 TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of said Leases.

                 AND Assignee does hereby acknowledge receipt of said Leases (including the security deposits) so delivered, and does hereby (a) accept the within assignment, (b) assume the performance of all the terms, covenants and conditions of the said Leases on the part of the lessor which are to be performed or which arise from and after the date hereof, and (c) indemnify and hold Assignor free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments (including reasonable attorneys' fees and disbursements) which Assignor may suffer in respect of any claim arising out of any default on the part of Assignee to perform said terms, covenants and conditions or the security deposits.

                 Except as may be expressly set forth in that certain Contract of Sale between Assignor and Assignee dated _________, 1997, this assignment is made without warranty or representation by the Assignor and without recourse to the Assignor in any manner whatsoever.

                 This assignment and assumption agreement shall inure to the benefit of Assignee and Assignor and their respective successors and assigns. This assignment and assumption agreement may not be modified, altered or amended, or its terms waived, except by an instrument if writing signed by the parties hereto.

                 None of the provisions of this instrument are intended to be, nor shall they be construed to be, for the benefit of any third party.

                 IN WITNESS WHEREOF, Assignor and Assignee have only executed
this agreement this      day of             , 1997.


I.D. No.:
                                  --------------------------------------,
                                  a
                                   -------------------------------------

                                   By:
                                      ------------------------------

I.D. No.:                                              INC., a

                                   --------------------------



                                   By:
                                      ------------------------------



                      [SCHEDULE A - PROPERTY DESCRIPTION]

                                   EXHIBIT 2


                   FORM OF SPACE TENANT ESTOPPEL CERTIFICATE

                          Tenant Estoppel Certificate

                                     , 1997


TO:

RE: Lease with ___________ ("Landlord") for space in the __________ Shopping Center located in ___________, __________.


Gentlemen:

          The undersigned, having the power and authority to do so, hereby certifies and affirms the following:

 1. The undersigned is occupying the space demised by the above-referenced lease and the lease is in full force and effect.

 2. Neither the undersigned nor, to the best of our knowledge, the landlord is in default under the lease.

 3. The lease is unmodified or, if there have been modifications, they are referenced as follows:

                 __________________________________

                 __________________________________

 4. The yearly amount of base rent payable by Tenant is $____________; current charges for common area maintenance, insurance and taxes are __________________ per month. Base rent has been paid through
          ____________ and additional rent for common area maintenance, insurance premiums and taxes has been paid through ______________.

 5. The Landlord is currently holding a security deposit in the amount of $_____________.

 6. The term under the lease commenced on _________________, and expires on ____________________.

          This certification may be relied upon by the above addresses and their successors and assigns and any purchaser or mortgagee of the shopping center.


                               TENANT:

                               __________________________


                               BY: ____________________________

                                 Its:______________________

                               Dated:_________________________

                                   EXHIBIT 3


                    FORM OF ASSIGNMENT OF SERVICE CONTRACTS



                 KNOW ALL MEN that ___________________________ ("Assignor"), in consideration of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration, received from ______________________________ ("Assignee"), does hereby assign, transfer and deliver onto Assignee, all of its right, title and interest in and to those certain service contracts relating to the operation or maintenance of the premises known as ___________________________, which service contracts are listed in Schedule A annexed hereto (the "Contracts").

                 TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained.

                 AND Assignee does hereby acknowledge receipt of the Contracts so delivered, and does hereby (a) accept the within assignment and (b) assume the performance of all the terms, covenants and conditions of the Contracts on the Assignor's part to be performed thereunder from and after the date hereof.

                 This assignment is made without warranty or representation by Assignor and without recourse to assignor in any manner whatsoever, express or implied. This assignment and assumption agreement shall inure to the benefit of Assignee and Assignor and their respective successors and assigns, and shall be governed by the laws of the State of _____________. This assignment and assumption agreement may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto.

                 None of the provisions of this instrument are intended to be, nor shall they be construed to be, for the benefit of any third party.

                 IN WITNESS WHEREOF, Assignor and Assignee have executed this agreement this _____ day of _______________ 1997.

                              ASSIGNOR:


                              ___________________________________


                              By:________________________________


                              ASSIGNEE:

                              ____________________________________


                              By:_________________________________
                                   Name:
                                   Title:

                                   EXHIBIT 4


                            FORM OF LETTER OF CREDIT

                                  SEE ATTACHED

                                   EXHIBIT 5


                          FORM OF TITLE CERTIFICATION



The undersigned, hereby certifies:

                 THAT _________________________________________
________________________________, is the owner ("Owner") of certain premises situated in the City/Village/Township of _______________________, County of _________________, State of __________, described in Commitment No.
_________________________.


                                   CHECK ONE

__________[]     THAT during the period of 120 days immediately preceding the date of this certification no improvements or alterations have been made to the subject property by Owner and that no claims of laborers or materialmen remain unpaid (or if unpaid will be paid in the ordinary course of business) and that no material incorporated into the property is subject to a security interest (other than in connection with the Existing Mortgage).

                                       OR

          []     THAT during the period of 120 days immediately preceding the date of this certification certain work has been done and material furnished to or by Owner in connection with _______________________________________________
(state the general nature of work) upon said premises in the approximate total sum of $ _________ but that except as stated below all of said work and materials have been fully paid for. That to the knowledge of the undersigned said work was completed on ____________ and that no significant work remains to be done and that no significant material remains to be furnished to complete the work. Attached hereto is a list of all persons or companies which have furnished any labor or material (having a value in excess of $50,000) from the beginning of the construction, together with waivers in full form all of said parties.

Work not completed or not paid for: __________________________________________.

THAT only the following parties are direct tenants of Owner under written leases:

                 Owner agrees not to cause any lien or other encumbrance to be filed against the premises on or after the date hereof.

                 THAT this certification is made for the purpose of inducing Commonwealth Land Title Insurance Company to issue its title policy insuring the above-described premises.

                 THAT Owner hereby indemnifies and agrees to save harmless Commonwealth Land Title Insurance Company against any loss or expense, including attorneys' fees, sustained because any statement herein is false or inaccurate.

Dated this ____ day of _______, 1997.


                                      By:  _______________________
                                      Its: ______________________


Subscribed and sworn to before me this
______ day of __________, 1997.


_________________________________
Notary Public
County of ______________________
State of _______________________
My commission expires: _________

                                      ***

                               [ACKNOWLEDGMENTS]

                                      ***

                                   EXHIBIT A
                              BENEFITTED PROPERTY

                                      ***

                                   EXHIBIT B
                               BURDENED PROPERTY